U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Morton Industrial Group, Inc. released its results of operations for the year and quarterly period ended December 31, 2005, in a March 31, 2006 press release, a copy of which is attached to this Form 8-K as Exhibit 99.1.
Item 8.01 Other Events.
Morton Industrial Group, Inc. filed with the SEC on March 31, 2006 its annual report on Form 10-K. Included in Exhibit 13, the Annual Report to Shareholders, is a Letter to Shareholders from the Chairman, President and Chief Executive Officer of the Company. A copy of the Chairman’s Letter to Shareholders is attached to this Form 8-K as Exhibit 99.2
This communication may be deemed to be solicitation material with respect to the proposed merger described in Item 1.01 on Form 8-K filed with the SEC on March 23, 2006. In connection with the proposed merger, the Company has already and intends to file additional relevant materials with the SEC, including the Company’s proxy statement for the special meeting of shareholders. Shareholders are urged to read all relevant documents already filed and to be filed with the SEC, including the merger agreement mentioned above, and the proxy statement when it becomes available, because they will contain important information about the proposed merger transaction. Investors will be able to obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov, and Company shareholders will receive information at an appropriate time on how to obtain other transaction-related documents for free from the Company.
The Company directors, officers and employees may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed merger. Information about the directors, officers and employees of the Company and their ownership of Company stock will be set forth in the Company’s proxy statement to be filed with respect to the special meeting of shareholders to be held to vote on the proposed merger agreement.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated March 31, 2006, issued by Morton Industrial Group, Inc.

99.2	Chairman’s Letter to Shareholders as included in Form 10-K filed with the SEC on March 31, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: March 31, 2006	By:	/s/ Rodney B. Harrison
Rodney B. Harrison
Vice President of Finance